Exhibit 99.7

Unaudited Financial and Other Statistical Information for the Three and Twelve-Month

Periods Ended February 28, 2005, and Guidance for Fiscal Year 2006

AZZ incorporated

Condensed Consolidated Statements of Income

(unaudited)

($ in Thousands except per share amount)

	Three Months Ended February 28, 2005	Twelve Months Ended February 28, 2005
Net Sales	$37,927,013	$152,427,904
Cost of Sales	30,129,346	123,903,334
Selling, General and Administrative	5,372,135	19,622,387
Interest Expense	373,714	1,636,884
Net (Gain) Loss on Sale of Property, Plant and Equipment	18,938	35,187
Other (Income)	(44,572)	(176,399)

	35,849,561	145,021,393
Income Before Income Taxes	2,077,452	7,406,511
Income Tax Expense	617,428	2,594,496

Net Income	$1,460,024	$4,812,015

Income Per Share:
Basic	$0.27	$0.88

Diluted	$0.26	$0.87

Exhibit 99.7

AZZ incorporated

Condensed Consolidated Balance Sheet

(unaudited)

($ in Thousands)

Period Ended February 28, 2005
Assets:
Current assets:
Cash and cash equivalents	$516,828
Accounts receivable, net of allowance for doubtful accounts	25,939,544
Inventories	19,605,778
Costs and estimated earnings in excess of billings on uncompleted contracts	2,472,139
Deferred income taxes	1,971,617
Prepaid expenses and other	656,618

Total current assets	51,162,524
Net property, plant, and equipment	35,311,532
Goodwill, less accumulated amortization	40,962,104
Other Assets	1,199,036

$128,635,196

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$12,488,100
Accrued liabilities	8,335,506
Long-term debt due within one year	5,500,000

Total current liabilities	26,323,606
Long-term debt due after one year	23,875,000
Deferred income taxes	3,117,413
Shareholders’ equity	75,319,177

$128,635,196

Exhibit 99.7

AZZ incorporated

Condensed Consolidated Statement of Cash Flows

(unaudited)

($ in Thousands)

Period Ended February 28, 2005
Net cash provide by operating activities	$6,393,948
Net cash used in investing activities	(6,637,885)
Net cash provided by (used in) financing activities	(684,217)

Net (decrease) increase in cash and cash equivalents	(928,154)
Cash and cash equivalents at beginning of period	1,444,982

Cash and cash equivalents at end of period	$516,828

Exhibit 99.7

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended February 28, 2005	Twelve Months Ended February 28, 2005
Net sales:
Electrical and Industrial Products	$24,518	$100,542
Galvanizing Services	13,409	51,886

	$37,927	$152,428

Segment operating income (a):
Electrical and Industrial Products	$2,328	$7,282
Galvanizing Services	2,418	9,556

	$4,746	$16,838

General corporate expenses (b)	2,276	7,718
Interest expense	373	1,636
Other (income) expense, net (c)	18	77

Income Before Taxes	$2,077	$7,407

Total assets:
Electrical and Industrial Products	$79,424	$79,424
Galvanizing Services	45,042	45,042
Corporate	4,169	4,169

	$128,635	$128,635

(a)	Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b)	General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c)	Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.7

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

	Actual Year to Date February 29, 2005	Projected Year Ended February 28, 2006
Net Sales:
Electrical and Industrial Products	$100,500	$104,000 to $112,000
Galvanizing Services	$51,900	$51,000 to $53,000

Total Sales	$152,400	$155,000 to $165,000

Diluted earnings per share	$.87	$.87 to $.97
Net Sales by Market Segment:
Power Generation	$10,900	$10,300
Transmission and Distribution	$55,500	$57,800
Industrial	$86,000	$91,900

Total Sales	$152,400	$160,000

Electrical and Industrial Products
Revenues by Industry:
Power Generation	11%	9%
Transmission and Distribution	50%	49%
Industrial	39%	42%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications	21%	—
OEM’s	25%	—
Industrial	28%	—
Bridge and Highway	3%	—
Petro Chemical	22%	—

Operating Margins:
Electrical and Industrial Products	7.2%	8.0%
Galvanizing Services	18.4%	17.0%

Cash Provided By Operations	$6,394	$6,500
Capital Expenditures	$6,638	$6,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$5,653	$5,200

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand)

Quarter Ended Feb. 28, 2005
Book to Ship Ratio:
11/30/04 Backlog	$60,097
Qtr. Ending 2/28/05 Bookings	42,599
Qtr. Ending 2/28/05 Shipments	37,927
2/28/05 Backlog	64,769
Book to Ship Ratio	1.12 to 1
Outstanding Accounts Receivable Days	57